UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

363 N. Sam Houston Parkway E., Suite 2020

Houston, Texas 77060

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Newfield Exploration Company has entered into an agreement with Diamond Offshore Services Company to sell its interest in the Enserch Garden Banks floating production facility and related equipment (EGB) for net proceeds to Newfield of about $7.2 million. The sale is expected to close in September 2005. Newfield wrote-off the entire book value of the EGB in connection with the preparation of its financial statements for the year ended December 31, 2004. As a result, Newfield will recognize an after tax gain for financial accounting purposes of approximately $4.7 million upon completion of the sale. While the sale will have little effect on Newfield's effective tax rate, it will have a positive effect on current taxes payable during 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: April 6, 2005	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

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